UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): February 24, 2026

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

Securities Purchase Agreement

On February 24, 2026, XWELL, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a certain accredited investor (the “Purchaser”) for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of (i) 31,333 shares of the Company’s newly-designated Series H Convertible Preferred Stock, with a par value of $0.01 per share and a stated value of $1,000 per share, initially convertible into up to 66,666,669 shares of the Company’s common stock (“Conversion Shares”), par value $0.01 per share (“Common Stock”), at an initial conversion price of $0.47 per share (the “Preferred Stock”), subject to adjustment for certain customary adjustments, and (ii) warrants (“Warrants”) to purchase up to 66,666,669 shares of Common Stock, at an initial exercise price of $0.345 per share, subject to adjustment for certain customary adjustments. The Warrants will expire three years from the date of issuance.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchaser has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Stock and Warrants were offered and sold without any general solicitation by the Company or its representatives.

The closing of the Private Placement is expected to occur on February 26, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the Private Placement are expected to be approximately $31.3 million, before estimated offering fees and expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for the Repurchase (as defined herein), general corporate purposes and working capital.

In connection with the Private Placement, pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated as of February 24, 2026, by and between the Company and Dominari Securities LLC (the “Placement Agent”), the Company engaged the Placement Agent to act as an exclusive placement agent in connection with the Private Placement and agreed to (i) pay to the Placement Agent (a) a cash fee equal to 8% of the gross proceeds of the Private Placement and (b) reimbursements and payments of certain expenses, including non-accountable expense allowance equal to 1% of the gross proceeds raised in the Private Placement and reasonable out-of-pocket expenses, not to exceed $250,000, and (ii) issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to an aggregate number of shares of Common Stock equal to 8% of the aggregate number of shares of Common Stock underlying the securities issued in the Private Placement, with terms identical to the Warrants, except that the Placement Agent Warrants will have a term of five (5) years from the date of issuance. The Placement Agency Agreement contains customary representations, warranties and agreements of the parties, and customary indemnification obligations of the Company.

Preferred Stock

The terms of the Preferred Stock are as set forth in the form of Certificate of Designations, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designations”), which will be filed with the Secretary of State for the State of Delaware prior to the closing of the Private Placement. The shares of Preferred Stock will be convertible into the Conversion Shares at the election of the holders of the Preferred Stock (the “Holders”) at any time at an initial conversion price of $0.47 per share (the “Conversion Price”). The Conversion Price will be subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like.

A Holder of the Preferred Stock may not convert any portion of the Preferred Stock to the extent that the Holder, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after conversion, except that upon at least 61 days’ prior notice from the Holder to the Company, the Holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion.

Pursuant to the Certificate of Designations, so long as any shares of the Preferred Stock are outstanding, the Company may not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Required Holders (as defined in the Certificate of Designations). In the event that dividends are consented to by the Required Holders, the Holders of the Preferred Stock shall be entitled to receive dividends on shares of the Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends may be paid on shares of the Preferred Stock.

Except as otherwise provided in the Certificate of Designations or as otherwise required by law, the Preferred Stock will have no voting rights except as provided by law. However, as long as any shares of Preferred Stock are outstanding, the Company may not, without the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders, voting together as a single class, (a) amend or repeal any provision of, or add any provision to, its charter documents, including, without limitation, its Certificate of Incorporation or bylaws, the Certificate of Designation, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, in each case, only if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Stock, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of the Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over the Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Preferred Stock; or (e) whether or not prohibited by the terms of the Preferred Stock, circumvent a right of the Preferred Stock.

There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

Warrants

The exercise price of the Warrants will be subject to customary adjustments for stock dividends, stock splits, reclassifications and the like. A holder of the Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Registration Rights Agreement

In connection with the Private Placement, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser and the Placement Agent, pursuant to which the Company will agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Conversion Shares and shares of Common Stock underlying the Warrants and the Placement Agent Warrants no later than the earlier of (a) 50 days after the later of (1) the Closing Date or (2) the Escrow Release Date and (b) the second trading day following the date on which the Company files its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Filing Deadline”), and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days following the Filing Deadline (or 90 days following the Filing Deadline in the event of a “full review” by the SEC).

Lock-Up Agreements

In connection with the Private Placement, each of the officers and directors and owners of five percent (5%) or more of the Company’s Common Stock of the Company (collectively, the “Lock-Up Parties”) agreed to enter into lock-up agreements (“Lock-Up Agreements”), pursuant to which, such Lock-Up Parties will agree, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of three (3) months following the Closing Date.

Omnibus Agreement

As previously reported in a Current Report on Form 8-K, filed with the SEC on January 14, 2025, on January 14, 2025, the Company entered into a Securities Purchase Agreement (the “Preferred Purchase Agreement”) with certain accredited investors (the “Preferred Investors”), pursuant to which it agreed to sell to the Preferred Investors (i) an aggregate of 4,000 shares of the Company’s Series G Convertible Preferred Stock, with a par value of $0.01 per share (the “Series G Preferred Stock”) and a stated value of $1,000 per share (“Stated Value”), (ii) Series A warrants to acquire shares of the Company’s Common Stock (the “Series A Warrants”), and (iii) Series B warrants to acquire shares of Common Stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “Series Warrants”) (collectively, the “Preferred Private Placement”). In addition, as previously reported in a Current Report on Form 8-K, filed with the SEC on November 4, 2025, on November 3, 2025, the Company entered into a Securities Exchange and Amendment Agreement with the Preferred Investors, pursuant to which, among other things, the Company agreed to exchange a portion of the Company’s outstanding shares of Series G Preferred Stock, including all accrued and unpaid dividends thereon, for senior secured convertible notes (collectively, the “Notes”).

On February 24, 2026, the Company entered into that certain Omnibus Agreement with the Preferred Investors (the “Omnibus Agreement”), pursuant to which, the Company agreed to (i) repurchase from the Preferred Investors $5,955,583.21 of aggregate principal amount of the Notes, representing the entire outstanding principal amounts of the Notes and any accrued and unpaid interest thereon, (ii) redeem 197.07 shares of Series G Preferred Stock held by the Preferred Investors, including any accrued and unpaid dividends thereon, representing all outstanding shares of Series G Preferred Stock, and (iii) redeem 8,800,000 Series Warrants held by the Preferred Investors, representing all outstanding Series A Warrants and Series B Warrants, for an aggregate cash purchase price of $9,000,000, to be paid with the proceeds of the Private Placement (collectively, the “Repurchase”).

The closing of the Repurchase is expected to occur on or around February 26, 2026 (the “Repurchase Closing Date”). The Omnibus Agreement contains customary representations, warranties and agreements by the Company and customary conditions and is subject to the consummation of the Private Placement.

Following the Repurchase Closing Date, the Series Warrants, the Notes and the Series G Preferred Stock will no longer be outstanding and the Company will not have any obligations under the Notes, Series Warrants and Series G Preferred Stock.

The foregoing descriptions of terms and conditions of the Certificate of Designations, Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement, the Lock-Up Agreements, the Omnibus Agreement, the Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by the full text of the Certificate of Designations, Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement, the Lock-Up Agreements, the Omnibus Agreement, the Warrants and the Placement Agent Warrants, forms of which are attached hereto as Exhibits 3.1, 10.1, 10.2, 10.3, 10.4, 10.5, 4.1 and 4.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Private Placement is incorporated herein by reference. In connection with the issuance of the Preferred Stock and Warrants in the Private Placement described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, the Board approved a grant to each of Bruce T. Bernstein, Robert Weinstein, Michael Lebowitz, Gaelle Wizenberg, and Ezra Ernst, shares of restricted Common Stock of the Company in the amount of 100,000 shares each (collectively, the “Stock Awards”) for an aggregate of 500,000 shares, to be granted on the Closing Date of the Private Placement (the “Grant Date”) pursuant to the XWELL, Inc. 2020 Equity Compensation Plan (as amended, the “Plan”). The Stock Awards will vest on the date that is thirty (30) days following the Closing Date, provided that the applicable director is providing services to the Company through such vesting date. Each holder of the Stock Awards will be entitled to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon. The Stock Awards will be subject to the terms and conditions of the Plan and the Company’s form of Restricted Stock Award Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On February 24, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designations of Series H Convertible Preferred Stock.
4.1	Form of Warrant.
4.2	Form of Placement Agent Warrant.
10.1*	Securities Purchase Agreement, dated February 24, 2026, by and among the Company and the investor signatory thereto.
10.2	Form of Registration Rights Agreement.
10.3	Placement Agency Agreement, dated February 24, 2026, by and between the Company and Dominari Securities LLC.
10.4	Form of Lock-Up Agreement.
10.5	Omnibus Agreement, dated February 24, 2026, by and among the Company and the investors signatory thereto.
99.1	Press Release, dated February 24, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, INC.

Date: February 25, 2026	By:	/s/ Ezra T. Ernst
	Name:	Ezra T. Ernst
	Title:	President and Chief Executive Officer